UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2003

LTWC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27417	76-0518568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 High Ridge Road Suite 5 Stamford, Connecticut 06905
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 975-9602

Item 3.           Bankruptcy or Receivership.

On July 23, 2003, LTWC Corporation (the “Company”) and four of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 03-12272).  The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  The Debtors also entered into an agreement to sell substantially all of their assets (other than cash and cash equivalents) to Markado, Inc., pursuant to Section 363 of the Bankruptcy Code.  On July 23, 2003, the Company issued a press release relating to the foregoing.  A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.           Financial Statements and Exhibits.

(c)          Exhibits.

99.1                           Press Release dated July 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2003

LTWC CORPORATION

By:	/s/ Paul Goldman
Name: Paul Goldman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated July 23, 2003.